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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, DC  20549

                              -------------------------

                                       FORM 8-K
                                    CURRENT REPORT
        PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)       December 31, 1998
                                                --------------------------------


                             Leading Edge Packaging, Inc.
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                  (Exact Name of Registrant as Specified in Charter)


          Delaware                 000-28868           22-3432883
     (State or Other Jurisdiction               (Commission           (IRS
                                                                 Employer
           of Incorporation)                    File Number)
Identifica
tion No.)


                    350 Fifth Avenue, Suite 3922
                    New York, New York                 10118
          -------------------------------------------------------------
          (Address of Principal Executive Offices)    Zip code


Registrant's telephone number, including area code:    (212) 239-1865
                                                   --------------------------



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            (Former Name or Former Address, if Changed Since Last Report)



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ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

     Effective January 25, 1999, the Company issued to BroadAsia Partners LLC, a Delaware limited liability company ("BroadAsia"), 1,000,000 shares of its Series A 8% Redeemable Preferred Stock (the "Preferred Stock") at an issue price of $0.75 per share. The Preferred Stock yields an 8% per annum coupon accruing from the date of issuance, payment of which will be deferred
until January 15, 2000.   In addition, upon the issuance of 1,000,000 shares
of preferred stock to BroadAsia, each of which entitles its holder to ten voting rights, BroadAsia has effective voting control of the Company, holding 64.3% of the voting rights. The 1,000,000 shares of Preferred Stock constitute all of the share holdings of BroadAsia in the Company.

     The issuance is part of an effort by the Company to raise funds and establish its new wholly-owned manufacturing facilities in China after its joint venture production facilities ceased operations on November 21, 1998. The Company believes that the issuance is crucial to its efforts to raise capital, strengthen its negotiating position in settling the dispute with its China joint venture partner and establish an independent, wholly-owned supply source.

     Effective December 31, 1998, ABSA Asia Limited ("ABSA"), a financial institution in Hong Kong and a creditor of Chung Hwa Development Holdings Limited ("Chung Hwa"), effected the transfer of 1,875,000 shares of the Company's common stock, previously held by Chung Hwa, into the name of ABSA. ABSA transferred the shares pursuant to a Share Mortgage under which Chung Hwa defaulted on amounts owed to ABSA. The transfer of the 1,875,000 shares gives ABSA a 33.7% equity interest in the Company and a 12.05% voting stake. To the best of the Company's knowledge, the 1,875,000 shares transferred to ABSA constitute all of the holdings of ABSA in the Company's stock.

ITEM 5.  OTHER EVENTS.

     On January 28, 1999, officers of the Company are scheduled to appear at a hearing with The Nasdaq Stock Market, Inc. ("Nasdaq") to determine the Company's listing status. Nasdaq has notified the Company that it has failed to comply with three of its maintenance requirements for listing on the Nasdaq National Market, specifically, that its share price equal or exceed $1.00 per share, that it have at least 400 round lot holders of its Common Stock and that the market value of its public float equal or exceed $5,000,000. The Company has submitted its written plan for regaining compliance to Nasdaq. The Company has received a "Hearing Memorandum" from the Nasdaq staff arguing that its plan for compliance does not sufficiently assure its ability to achieve compliance and that the issuance of preferred stock (discussed in Item 1. above) violates certain Nasdaq Marketplace Rules. The Company cannot assure its stockholders that the Nasdaq hearing panel will accept its plan to regain compliance. Even if the Nasdaq hearing does accept the Company's plan, management cannot be certain that the Nasdaq hearing panel will not revoke its listing for any other reason. If Nasdaq rejects the Company's plan to regain compliance or otherwise decides that the Company is no longer qualified for listing on the Nasdaq National Market, the Company's shares will cease trading on the National Market. In that event, the officers of the Company intend to apply for listing on the Nasdaq SmallCap Market or the OTC Bulletin Board in order to maintain a market in the Company's stock.

      The Company has completed the organization of LEPI (Zhong Shan) Manufacturing Company Limited ("LEP -- Zhong Shan"), the Company's new wholly-owned foreign enterprise in China. Zhong Shan was established to manufacture the Company's packaging products after the cessation of production at its former China joint venture factory. The LEPI Zhongsan manufacturing



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facility is located at Building Nos. 19&20, Hi-Tech Development Area, Zhongsan
Hi-Tech Industrial Development Zone, Zhongsan City, Guangdong Province, China. The existing facility is a completed industrial building occupying approximately 230,000 square feet.

     LEPI Zhongsan has entered into a three year lease commencing March 15, 1999 and ending March 14, 2002 for the factory premises, with occupation having commenced on a rent-free basis from January 15, 1999 until March 15, 1999. Assembly production is expected to start at the new facility from January 30, 1999 when the Company's existing interim production arrangements will cease and be transferred to the permanent facility. Thereafter all necessary supporting production machinery and equipment is expected to be installed, with commissions to coincide with worker recruitment and inventory build up.
It is planned that the Company will have a fully integrated production facility with online computerized production and management control systems.
The Company anticipates that this will be more efficient and cost effective than its prior production facilities.

     The Company anticipates that the new facility will be fully operational by the end of March 1999. Management believes that the absence of a China joint venture partner will result in a more reliable source of production and lower operating costs. In this way, the Company anticipates that its new factory arrangements will represent an improvement over its prior joint venture.

     This report on Form 8-K contains certain statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" include any statement which is not of purely historical fact, such as statements concerning plans, objectives, goals, strategies and future events and underlying assumptions thereof. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions which may impact demand for the Company's packaging products; changes in tax laws and regulations; the ability of the Company to implement its market consolidation strategy and to expand its business in the worldwide market; the ability of the Company to shift its production to another source of supply; and changes in laws and government regulations applicable to the Company.



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                                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     LEADING EDGE PACKAGING, INC.
                                            (Registrant)


Date: January 27, 1999        By:  /s/ Casey K. Tjang
                                   -------------------------------------
                                   Casey K. Tjang, President,
                                   Chief Financial Officer and Secretary